EXHIBIT 23.4

CONSENT OF INDEPENDENT AUDITORS

                           Sellers & Associates, P.C.
                            5230 South Ridgeline Dr.
                               Ogden, Utah  84405
                               Tel: (801) 476-0270
                               Fax: (801) 475-6811


We consent to the incorporation by reference in this Registration Statement of Elephant Talk Communications, Inc. Form S-8 of our report dated October 31, 2001, appearing in the Annual Report on Form 10-KSB of Elephant Talk Communications, Inc. for the year ended September 30, 2001, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

/s/  Sellers and Associates, P.C.
-----------------------------------------------
Sellers and Associates, P.C.

Ogden, Utah
April 26, 2002




























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